EXHIBIT 99.1

                    ESCROW INSTRUCTIONS (Securities Offering)


These Escrow Instructions are given by Blue Moon Investments, a Nevada corpora-tion (the "Company") to City National Bank, a national banking association ("Escrow Holder").

1. OFFERING: The Company desires to offer to subscribers 200,000 shares of common stock at a price of $0.50 per share (the "Shares"), payable in cash as more particularly set forth in a Prospectus dated __________, 2002, as amended, a copy of which has been delivered to Escrow Holder (the "Disclosure Document"). Escrow Holder is not to be concerned with the Disclosure Document, except as specifically set forth below.

2.   ESTABLISHMENT OF THE ESCROW:
(a) Escrow Holder will open one or more escrow accounts (the "Escrow"), and the Company will deliver to Escrow Holder from time to time for deposit into the Escrow the full amount of each payment received from each subscriber (the "Subscription Price"), together with a full copy of the Subscription Agreement executed by such subscriber, showing the name, address and taxpayer identification number of such subscriber, the number of shares subscribed for and the amount paid therefor and an I.R.S. Form W-9 or Form W-8, as applicable, completed and executed by each subscriber. Escrow Holder shall have no obligation to accept monies, documents or instructions from any party other than the Company with respect to the Escrow. All monies so deposited will be in the form of a subscriber's personal check in favor of "City National Bank - Blue Moon Investments". Should any such check be returned to Escrow Holder as uncorrectable for any reason, Escrow Holder will charge the amount of such unpaid check to Escrow, notify the Company of the amount of such return check, the name of the subscriber and the reason for return, and hold such check subject to further instructions from the Company. Escrow Holder will hold all monies and other property in the escrow free from any lien, claim or offset, except as set forth herein, and such monies and other property shall not become the property of the Company, nor subject to the debts thereof, unless the conditions set forth in these instructions to disbursement of such monies to the Company have been fully satisfied.

(b) All share certificates representing the Shares issued in connection with the Company's offering shall also be deposited by the Company directly into the Escrow Account promptly upon issuance for safekeeping only. The identity of the purchasers of the securities shall be included on the stock certificates or other documents evidencing such securities. Securities held in the Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the Escrow Account or any interest related such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue code of 1986 as amended [26 U.S.C. 1 et seq.], or Title 1 of the Employee Retirement Income Security Act [29 U.S.C. 1001 et seq.], or the rules thereunder.

3. INVESTMENT: All funds will be held by Escrow Holder in a Money Market Investment Account bearing interest at Escrow Holder's then applicable rate. No funds will earn interest until Escrow Holder receives an I.R.S. Form W-9 or Form W-8 completed and executed by the Company and the subscriber's check has been collected in good funds.

4. (a) CANCELLATION BY THE COMPANY: The Company may reject or cancel any subscription in whole or in part. If the Subscription Price for such rejected or cancelled subscription has been delivered to Escrow Holder, the Company will inform Escrow Holder of the rejection or cancellation, and Escrow Holder upon receiving such notice will refund to the purchaser the Subscription Price.

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(b) CANCELLATION BY SUBSCRIBERS: All Subscriptions are irrevocable, and no subscriber will have any right to cancel or rescind the subscription, except as required under the law of any jurisdiction in which the shares are sold.

5. CLOSING: The Escrow will remain open until the earliest to occur of the following (the "Closing Date"):

     (i) receipt by the Escrow Agent of a signed representation from the Company to the Escrow Agent, that the requirements of Rule 419(e)(1) and (e)(2) of the Securities Act of 1933 have been met, and there has been consummation of an acquisition meeting the requirements of Rule 419(e)(2); or

     (ii) written notification from the Company to the Escrow Agent stating that an acquisition meeting the requirements of Rule 419(e)(1) has not occurred before __________, 20___ (within 15 months after the effective date of the Disclosure Document) and that the subscription funds held in escrow are to be returned to the Company's subscribers and the Shares are to be returned to the Company; or

     (iii) written notification from the Company to the Escrow Agent to deliver all funds and securities to another escrow agent in accordance with Paragraph 11 then, in such event, the Escrow Agent shall deliver all funds and securities to such other escrow agent whereupon the Escrow Agent shall be released from further liability hereunder.

Upon Closing, the Escrow Holder will disburse all monies, share certificates, instruments and other documents in the Escrow to the Company or as otherwise instructed by the Company. The Escrow Agent may deliver the Shares in trust to an officer of the Company for distribution to the registered shareholders. Under no circumstances will Escrow Holder be required to disburse any monies until the check therefore has been collected in good funds.

6. INSTRUCTIONS AND AMENDMENTS: All notices and instructions to Escrow Holder must be in writing and may be delivered personally or mailed, certified or registered mail, return receipt requested, addressed to City National Bank, Second Floor, 1950 Avenue of the Stars, Los Angeles, California, 90067,
Attention: Sue Behning/VP, Senior Trust Officer/CNI - TRUST DEPARTMENT. All such notices and instructions will be deemed given when received by Escrow Holder, as shown on the receipt therefor. All Instructions from the Company will be signed by Mr. David Ward. Unless otherwise provided herein, these instructions may be amended or further instructions given only to the extent that such amendments or instructions are consistent with, and do not add materially to, the description of the Escrow contained in the Disclosure document, unless consented to in writing by all subscribers whose Subscription Prices have been received by Escrow Holder therefore and unless disclosed to all subscribers thereafter.

7. FEES: Escrow Holder shall be entitled to an initial, non refundable, set-up fee of $__________ payable concurrently with its acceptance, and upon opening of this Escrow, plus actual expenses incurred in performing its duties hereunder. The Company or partnership will pay Escrow Holder's fees and expenses provided that upon the close of the escrow, Escrow Holder may withhold from any amounts disbursed to the Company the amount of its then earned but unpaid fees and expenses. Fees will be charged pursuant to the fee schedule attached hereto and incorporated herein by reference.

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8. EXCULPATION: Escrow Holder will not be liable for:

     (a) The genuineness, sufficiency, correctness as to form, manner of execution or validity of any instrument deposited in the Escrow, nor the identity, authority or rights of any person executing the same.

     (b) Any misrepresentation or omission in the Disclosure Document or any failure to keep or comply with any of the provisions of any agreement, contract, or other instrument referred to therein; or

     (c) The failure of the Company to transmit, or any delay in transmitting any subscriber's Subscription Price to Escrow Holder.

Escrow Holder's duties hereunder shall be limited to the safekeeping of monies, instruments or other documents received by the Escrow Holder into the Escrow, and for the disposition of same in accordance with this Escrow Agreement and any further instructions pursuant to this Escrow Agreement.

9. INTERPLEADER: In the event conflicting demands are made or notices served upon Escrow Holder with respect to the Escrow, Escrow Holder shall have the absolute right at its election to do either or both of the following:

     (a) Withhold and stop all further proceedings in, and performance of, this escrow; or

     (b) File a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves. In the event such interpleader suit is brought, Escrow Holder shall be fully released from any obligation to perform any further duties imposed upon it hereunder, and the Company shall pay Escrow Holder all costs, expenses and reasonable attorney's fees expended or incurred by Escrow Holder, (or allocable to its in-house counsel), the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

10. INDEMNITY: The Company further agrees to pay on demand, and to indemnify and hold Escrow Holder harmless from and against, all cost, damages, judgments, attorney's fees, expenses, obligations and liabilities of any kind or nature which, in good faith, Escrow Holder may incur or sustain in connection with or arising out of the Escrow and Escrow Holder is hereby given a lien upon all the rights, titles, interest of the Company in monies and other property deposited in the Escrow, to protect Escrow Holder's rights and to indemnify and reimburse Escrow Holder under these Escrow Instructions.

11. REMOVAL OF BANK AS ESCROW HOLDER. The Company may at any time remove the Bank as Escrow Holder by delivery to the Bank of a written notice signed by the Company stating that the Bank is being removed as Escrow Holder and instructing the Bank to deliver all documents and property held in Escrow hereunder to a successor escrow holder designated in said notice. Upon delivery of all documents and property held in Escrow hereunder to such successor escrow holder, the Bank shall be relieved of any and all liability.

12. RESIGNATION OF ESCROW HOLDER: Escrow Holder may resign herefrom upon fourteen (14) days' written notice to the Company and shall thereupon be fully released from any obligation to perform any further duties imposed upon it hereunder. Escrow Holder will transfer all files and records relating to the Escrow to any successor escrow holder upon receipt of a copy of executed escrow instructions designating such successor.

13. FACSIMILE: The Company agrees that Escrow Holder may, but need not, honor and follow instructions, amendments or other orders ("orders") which shall be provided by telephone facsimile transmission ("faxed") to Escrow Holder in connection with this escrow and may act thereon without further inquiry and regardless of by whom or by what means the actual or purported signature of the

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Company may have been affixed thereto if such signature in Escrow Holder's sole judgment resembles the signature of the Company. The Company indemnifies and holds Escrow Holder free and harmless from any and all liability, suits, claims or causes of action which may arise from loss or claim of loss resulting from any forged, improper, wrongful or unauthorized faxed order. The Company agrees to pay all attorney fees and cost incurred by Escrow Holder (or allocable to its in-house counsel), in connection with said claim(s).

14. OTHER:

     (a) Time is of the essence of these and all additional or changed instructions.

     (b) These Escrow Instructions may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument.

     (c) These Escrow Instructions shall be governed by, and shall be construed according to, the laws of the State of California.

     (d) The Company will not make any reference to City National Bank in connection with the Offering except with respect to its role as Escrow Holder hereunder, and in no event will the Company state or imply the Escrow Holder has investigated or endorsed the offering in any manner whatsoever.

IN WITNESS WHEREOF, The parties have executed these Escrow Instructions as of the date set forth beside such parties' signature below.

"COMPANY"                  Name:          Blue Moon Investments
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                           Address:       Suite 810, 1708 Dolphin Avenue
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                                          Kelowna, B.C.  V1Y 9S4
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                           Phone Number:  (250)868-8177
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                           Fax Number:    (250)868-8493
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                           By:       /s/
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                           Its:      President and Director
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                           Date:
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"ESCROW HOLDER"            City National Bank, a national banking association

                           By:       /s/
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                           Its:
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                           Date:
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